DIRECTORS

RESOLUTIONS OF

EZAGOO LIMITED

(the "Company")

WHEREAS:

A. Yang Xin has consented to step down as Chief Financial Officer of the Company.

B. Li Yibo has consented to act as the Chief Financial Officer of the Company.

BE IT RESOLVED THAT:

A. Yang Xin stepped down as Chief Financial Officer of the Company.

B. Li Yibo shall act as the Chief Financial Officer of the Company.

Effective date: August 28, 2023

Tan Xiaohao

Yang Xin

Li Yibo